Exhibit (h)(xxv)
Amendment No. 4 to
Amended and Restated Participation Agreement
Franklin Templeton Variable Insurance Products Trust
Franklin/Templeton Distributors, Inc.
The Pruco Life Insurance Company
The Pruco Life Insurance Company of New Jersey
Pruco Securities LLC
The Prudential Insurance Company of America
Prudential Investment Management Services LLC
Prudential Annuities Distributors, Inc.
Franklin Templeton Variable Insurance Products Trust (the “Trust”), Franklin/Templeton Distributors, Inc. (the “Underwriter,” and together with the Trust, “we” or “us”), The Pruco Life Insurance Company, The Pruco Life Insurance Company of New Jersey and The Prudential Insurance Company of America (together the “Company” or “you”), and Prudential Investment Management Services LLC, Prudential Annuities Distributors, Inc. and Pruco Securities LLC, your distributors, on your behalf and on behalf of certain Accounts, have previously entered into an Amended and Restated Participation Agreement dated February 1, 2007, and subsequently amended June 5, 2007, May 1, 2008 and December 21, 1012 (the “Agreement”). The parties now desire to amend the Agreement by this amendment (the “Amendment”).
Except as modified hereby, all other terms and conditions of the Agreement shall remain in full force and effect. Unless otherwise indicated, the terms defined in the Agreement shall have the same meaning in this Amendment.
A M E N D M E N T

For good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree to amend the Agreement as follows:

1.	Schedule C of the Agreement is deleted and replaced in its entirety with the Schedule C attached hereto.

2.	All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

Pruco Amd #4 to FPA 2013-04-15.docx

IN WITNESS WHEREOF, each of the parties has caused its duly authorized officers to execute this Amendment effective as of May 1, 2013.

The Trust:	FRANKLIN TEMPLETON VARIABLE INSURANCE
Only on behalf of each Portfolio	PRODUCTS TRUST
listed on Schedule C of the
Agreement	By: /s/ Karen L. Skidmore
Name: Karen L. Skidmore
Title: Vice President

The Underwriter:	FRANKLIN/TEMPLETON DISTRIBUTORS, INC.

By: /s/ Steven Kluever
Name: Steven Kluever
Title: Vice President

The Company:	THE PRUCO LIFE INSURANCE COMPANY

By: /s/ David Sutcliffe
Name: David Sutcliffe
Title: Vice President

THE PRUCO LIFE INSURANCE COMPANY
OF NEW JERSEY
By: /s/ David Sutcliffe
Name: David Sutcliffe
Title: Vice President

THE PRUDENTIAL INSURANCE COMPANY OF
AMERICA

By: /s/ David Sutcliffe
Name: David Sutcliffe
Title: Vice President

The Distributor :	PRUCO SECURITIES LLC

By: /s/ John G. Gordon
Name: John G. Gordon
Title: President

PRUDENTIAL INVESTMENT MANAGEMENT
SERVICES LLC
By: /s/ Peter Boland
Name: Peter Boland
Title: CAO

PRUDENTIAL ANNUITIES DISTRIBUTORS, INC.

By: /s/ Timothy S. Cronin
Name: Timothy S. Cronin
Title: Senior Vice President

Schedule C

Available Portfolios and Classes of Shares of the Trust

1.	Franklin Income Securities Fund – Class 2

2.	Franklin Large Cap Value Securities Fund – Class 2

3.	Franklin Small Cap Value Securities Fund – Class 2

4.	Franklin Small-Mid Cap Growth Fund – Class 1 and 2

5.	Franklin Strategic Income Securities Fund – Class 2

6.	Global Mutual Discovery Securities Fund – Class 2

7.	Mutual Shares Securities Fund – Class 2

8.	Templeton Developing Markets Securities Fund – Class 2

9.	Templeton Foreign Securities Fund – Class 1 and 2

10.	Templeton Global Bond Securities Fund – Class 2

11.	Templeton Growth Securities Fund – Class 2

12.	Franklin Templeton VIP Founding Funds Allocation Fund – Class 4

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